EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                                                       Three Months Ended

                                                                              March 31, 2000         March 31, 1999
                                                                            -----------------     ------------------
Basic:
   Average shares outstanding:                                                     1,763,866              1,767,064

       Net effect of the assumed
       exercise of stock options-
       based on the treasury stock
       method using average stock prices                                                   0                      0
                                                                            -----------------     ------------------

                                      Total                                        1,763,866              1,767,064
                                                                            =================     ==================

Net income                                                                          $602,354               $567,633
                                                                            =================     ==================

Net income per share                                                                   $0.34                  $0.32
                                                                            =================     ==================






Diluted:
   Average shares outstanding:                                                     1,763,866              1,767,064

       Net effect of the assumed exercise
       of stock options based on the
       treasury stock method using
       average market price or period
       end market price, whichever is higher                                               0                      0
                                                                            -----------------     ------------------

                                      Total                                        1,763,866              1,767,064
                                                                            =================     ==================

Net income                                                                          $602,354               $567,633
                                                                            =================     ==================

Net income per share                                                                   $0.34                  $0.32
                                                                            =================     ==================



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